Garold R. Base President and Chief Executive Officer Patti McKee Executive Vice President and Chief Financial Officer 2009 - 2nd Quarter EXHIBIT 99

When used in filings by ViewPoint Financial Group ("the Company") with the Securities and Exchange Commission (the "SEC") in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area, competition, changes in management's business strategies and other factors set forth under Risk Factors in our Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake - and specifically declines any obligation - to publically release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Safe Harbor Statement

ViewPoint MHC 57% of the common stock VPFG Minority Stockholders 43% of the common stock of VPFG ViewPoint Bank ViewPoint Financial Group 100% of the common stock of ViewPoint Bank ViewPoint Bankers Mortgage Structure

Market Capitalization: $379.7 million Total Assets: $2.29 billion Total Net Loans: $1.51 billion Total Deposits: $1.69 billion Number of Locations: 23 Community Bank Offices 15 Loan Production Offices 5 Administrative Offices Full-Time Employee Equivalent Count: 616.5 Corporate Overview (at June 30, 2009)

Texas franchise Strong foothold due to over 57 years in the market Ranked #2 in deposit market share for those banks headquartered in Collin County Excellent balance sheet growth Strong asset quality Strengths:

Counties Market Rank Market Rank Number of Branches Number of Branches Company Deposits in Market ($000) Company Deposits in Market ($000) Deposit Market Share (%) Deposit Market Share (%) Percent of Franchise (%) Percent of Franchise (%) Total Population 2008 (Actual) Population Change 2000-2008 (%) Projected Population Change (%) 2008-2013 Median HH Income 2008 ($) HH Income Change 2000-2008 (%) Projected HH Income Change 2008-2013 (%) Collin 4 4 15 15 927,423 927,423 8.35 8.35 63.91 63.91 755,249 53.61 28.06 95,848 36.28 20.87 Dallas 14 14 13 13 507,737 507,737 0.62 0.62 34.99 34.99 2,424,147 9.25 4.73 57,887 32.89 13.04 Denton 35 35 2 2 16,030 16,030 0.32 0.32 1.10 1.10 642,147 48.31 26.54 76,652 31.48 17.57 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 *Source: Sheshunoff & Co. as of June 2008 Demographic Profile

ViewPoint Bank was voted "Best Community Bank" in five of the communities we serve by readers of the Dallas Morning News. Readers in each community voted on items such as the best dining, services, shopping and community hot spots in their community.

ViewPoint Financial Group

Texas Banks

Texas Banks and Thrifts with the Richest Projected Depositor Base

Plano-based ViewPoint Financial Group is projected to have the highest median household income among its depositor base in the year 2013. The thrift currently also has the richest depositor base for the current year with the median household income of its depositors at $82,354.

Company	Ticker	City	Projected median household income of depositor base in 2013*	Median household income of depositor base in 2008*
ViewPoint Financial Group (MHC)	VPFG	Plano	$97,924	$82,354
North Dallas Bank & Trust Co.	NODB	Dallas	$77,646	$67,083
Comerica Incorporated	CMA	Dallas	$73,803	$63,929
Treaty Oak Bancorp, Inc.	TOAK	Austin	$73,399	$59,679
T Bancshares, Inc.	TBNC	Dallas	$72,696	$63,356
MetroCorp Bancshares, Inc.	MCBI	Houston	$71,521	$61,927
BancAffiliated, Inc.	BAFI	Arlington	$70,334	$61,772
Trinity Bank, N.A.	TYBT	Fort Worth	$70,334	$61,772
Texas Capital Bancshares, Inc.	TCBI	Dallas	$70,300	$61,158
Guaranty Financial Group, Inc.	GFG	Austin	$65,272	$56,284

**Aggregate of projected county demographic data provided by ESRI. Aggregates are weighted by the portion of a company's deposits in a particular county. List based on public banks and thrifts based in Texas.*

To create value in our market area by improving profitability, a strong capital position, and high asset quality through the continuation of the following objectives: Growth in commercial real estate, commercial non-mortgage and residential mortgage lending Control operating expenses while providing quality personal service Increase core deposit mix Maintain strong level of asset quality Expand community banking network Improve operating efficiency Strategy

CRE by Sector Average CRE loan to value is 60%* Average debt service coverage ratio is 1.49x** Average loan size is $3.0 million 6% of portfolio is owner-occupied, 94% are investor-owned *Current loan balance divided by value at origination **Based on underwritten NOI at time of origination Commercial Real Estate Portfolio

*Other includes Arizona, Georgia, New Mexico, Nevada, Oregon and Washington Geographic Split of CRE Portfolio

Residential RE Mix Average credit score for originated 1-4 family real estate loans in portfolio is 734 Average LTV of originated 1-4 family real estate loan in portfolio is 59%* 98% of residential mortgages are located in Texas *Current loan balance divided by value at origination Residential Real Estate Portfolio

Mortgage Loans Held for Sale

Strong Core Deposit Mix: 59% Core 41% Non-Core Total cost on deposits has decreased 39 basis points from 2.60% at December 31, 2008, to 2.21% at June 30, 2009. 50% of CD portfolio will be maturing in the next six months, with average rate of 3.14% YTD CD cost decreased from 4.21% for Q2 2008 to 3.12% for Q2 2009 June 30, 2009 Deposit Mix

Recently Opened: Northeast Tarrant County- August 2008 Dallas Oak Cliff - October 2008 Grapevine - April 2009 West Frisco- May 2009 Opening Dates: Wylie - Q3 2009 Community Banking Network Expansion

Company assets approaching $2.3 billion: Assets totaled $2.29 billion, an increase of $74.6 million, or 3.4%, from December 31, 2008. Strong loan growth: Net loans (including loans held for sale) totaled $1.51 billion, an increase of $110.6 million, or 7.9%, from December 31, 2008. Total deposits surpassed $1.6 billion: Deposits totaled $1.69 billion, an increase of $137.8 million, or 8.9%, from December 31, 2008. Continued capital strength: At June 30, 2009, the Company's equity to total assets was 8.65% and the Bank's tier one capital ratio was 7.71%, exceeding the regulatory minimum of 5.00% for a well-capitalized institution. YTD net income of $5.5 million before impairment charge, an increase of $2.6 million, or 89.5%, from the six months ended June 30, 2008. Q2 2009 Highlights

$6.5 million (net of tax) of non-recurring expenses in Q2 2009 YTD 2009 earnings increased by 89.5% before $8.1 million (net of tax) impairment charge on collateralized debt obligations - CDOs were sold in June 2009 We no longer have any CDOs on our books During the six months ended June 30, 2009, we continued to grow organically, with key drivers including solid loan growth, especially in our real estate and commercial non-mortgage sectors, with substantial deposit growth in all products offered. Earnings Per Share

#1 in fee income compared to peers based on the percentage of fees to revenue. The peer average is 7.27% while VPFG is 24.27%* *Source: SNL - Public MHCs with assets totaling $750k - $3B as of 3/31/2009 Includes $9.0 million in net gain on sales of loans and $9.3 million in fee income Q2 2009 Revenue Mix

Despite volatility in interest rates, we steadily maintained net interest margin Net Interest Margin

Q2 2009 Investment Mix Investment portfolio: 98% in agency investments 66% fixed, 34% variable 28% HTM, 72% AFS 0% CDOs

At June 30, 2009: Non-performing loan ratio remained low despite fluctuations in the credit market Non-performing loans totaled $7.3 million, or 0.62%, of total loans $1.9 million in REOs Non-performing assets are 0.40% of total assets Focus on maintaining quality assets *Source: SNL - Public MHCs with assets totaling $750k - $3B as of 3/31/2009 Non-Performing Loans

*Source: SNL As of March 31, 2009: Non-performing loans remained lower than other Texas banks Texas NPL Comparison

Net charge-offs have declined from 0.30% of average loans at December 31, 2008, to 0.28% of average loans at June 30, 2009 Net Charge-Offs

Leverage market share through organic growth Regulatory safety and soundness Remain well-capitalized Regulatory Capital Ratios at June 30, 2009*: Total capital to risk-weighted assets: 13.83% Tier 1 capital to risk-weighted assets: 13.14% Tier 1 capital to adjusted total assets: 7.71% *Ratios calculated at ViewPoint Bank level Capital Management Plan

Leverage strengths in our growth market Expand Texas footprint Improve earnings Looking Forward

For more information: Visit our website at viewpointfinancialgroup.com Call us with questions: Garold R. Base President and Chief Executive Officer 972.801.5843 Patti McKee Executive Vice President and Chief Financial Officer 972.509.2009 Mark Hord Executive Vice President and General Counsel 972.758.1551